UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee previously paid with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Dear Fellow ROFIN Stockholders,

Protect your investment in ROFIN

Vote the enclosed WHITE proxy card today

ROFIN-SINAR’s upcoming Annual Meeting of Stockholders on March 17, 2016 will be critical in determining the future of your company. A dissident stockholder, SilverArrow Capital Advisors, LLP (“SilverArrow”), is waging a proxy fight and soliciting votes to replace three of ROFIN’s highly qualified directors with three SilverArrow nominees. Our independent Nominating Committee carefully reviewed the experience and qualifications of SilverArrow’s three nominees and found that two of the nominees, Messrs. Thomas Limberger and Jordan Kovler, were unsuitable to be directors of ROFIN.

In the case of Mr. Limberger, the Committee’s review uncovered a track record of stockholder value destruction during his short tenures as CEO of OC Oerlikon Management AG (“Oerlikon”) and Von Roll Holding AG (“Von Roll”) (Mr. Limberger’s two most recent employments prior to his association with SilverArrow). The review also uncovered reported misuse of company funds, high turnover of senior executives, excessive executive pay and a Swiss Stock Exchange investigation reportedly into his share dealings.

In the case of Mr. Kovler, the review found no relevant manufacturing, operational or public company Board experience in the 15 years since Mr. Kovler graduated from college that would enable him to effectively contribute to the ROFIN Board. We are surprised that SilverArrow would nominate a candidate for the Board with such a lack of qualifications and experience. We believe this reflects SilverArrow’s own inexperience with proper corporate governance standards and its prioritization of its own short-term objectives at the expense of long-term value creation for all stockholders. Our views are further bolstered by SilverArrow’s prior identification of two other individuals to serve as SilverArrow’s nominees to the ROFIN Board, both of whom were associated with SilverArrow or Mr. Limberger (notwithstanding claims for better Board governance and independence).

We engaged in good faith discussions with SilverArrow over several months in an effort to reach a settlement and avoid a costly and distracting proxy fight. This included our offer to appoint one of SilverArrow’s nominees, Mr. Gebhard Rainer, to the ROFIN Board. We were disappointed with SilverArrow’s outright rejection of our good faith settlement offer and SilverArrow’s unreasonable “take-it-or-leave-it” counteroffer, which demanded the resignation of three of ROFIN’s experienced and highly qualified directors and the appointment of all three of SilverArrow’s proposed nominees, even though the ROFIN Nominating Committee unanimously determined that Messrs. Limberger and Kovler lack the necessary skill set and character to serve as effective directors.

We are highly disappointed that SilverArrow is pursuing its own short-term interests through an expensive and self-serving proxy fight to the detriment of ROFIN and its other stockholders. Simply put, SilverArrow does not understand ROFIN’s business, none of its nominees have any experience in the specialized industrial laser industry and it is clear from the track record of SilverArrow’s principals that

1

SilverArrow prioritizes its own short-term financial gain at the expense of long-term stockholder value. Our growth strategy is gaining traction. We remain confident that ROFIN will continue to build on our strong market position across technologies and geographies to drive growth and increase long-term, sustainable stockholder value. It is critical that you vote the enclosed WHITE proxy card today to protect your investment, and disregard any green proxy cards that you receive from SilverArrow.

ROFIN HAS A CLEAR PATH TO INCREASE STOCKHOLDER VALUE AND IS SHOWING STRONGER FINANCIAL PERFORMANCE

ROFIN and our Board of Directors are committed to creating value for ALL ROFIN’s stockholders and have demonstrated a sustained strategic effort to deliver value to stockholders through improved performance, strategic acquisitions, efficiency enhancements, technological innovations and personnel changes, as well as by returning capital to stockholders. While the significant investments we have made to position ROFIN in high-growth, newer technologies have impacted short-term financial results, they have established a strong platform from which to drive future growth and increase value over the long-term. The early signs of strengthening performance are clear: in fiscal year 2015, earnings per share increased 64% year over year and in the first quarter of fiscal year 2016, earnings per share were up year over year and exceeded the guidance range, excluding significant non-recurring costs (primarily related to the proxy contest which ROFIN tried to avoid with a reasonable settlement offer). In addition, we are confident in our prospects for the years ahead despite some substantial near-term headwinds, mainly from uncertainty in China.

Established a Broad Laser Portfolio and Leading Positions in Growing Markets

ROFIN has established a leadership position in the industrial laser market through both meaningful investment in organic growth and strategic acquisitions. These actions position the Company well to create additional value over the long term. The industrial laser market is an attractive and expanding market, which has grown 6.9% in 2015 and is projected to continue to grow.1 Within the industrial laser market, we have one of the broadest portfolios, covering all key laser technologies, due to our Board’s support of early entry into and continued significant investment in the high-power fiber laser and ultrashort pulse laser segments. This is a valuable competitive advantage that underpins our cross-selling and upselling strategies.

We have also built a leading global presence in the industrial laser market, providing access to both established and emerging key markets around the world. In particular, we have critical mass in key growth markets in Asia and North America with more than 30% of our workforce based in those regions, in addition to an extensive network of representatives and agents in Asia, which further increases our market penetration there. While economic uncertainty in China has been a near-term headwind for

1 Source: Strategies Unlimited in Industrial Laser Solutions, January/February 2016 edition

2

ROFIN, as it has for other companies in our industry, the Company continues to believe that the Asian market presents an attractive long-term growth opportunity.

Accelerating Growth with High-Power Fiber and Ultrashort Pulse Lasers, Supported by a Stable Base Business

ROFIN is leveraging our strong market position by investing in fiber lasers and ultrashort pulse lasers that have high growth potential. We are successfully managing a significant transition from mature laser technologies to new technologies like ultrashort pulse lasers and disruptive technologies like high-power fiber lasers, while maintaining strong financial performance and a solid balance sheet with no significant bank debt.

We have invested heavily in research and development (R&D) over the past decade, both through internal efforts and through strategic acquisitions to enhance our technology platform. We are now beginning to reap the benefits of this increased investment. We are focused on growing our fiber laser and ultrashort pulse laser businesses with the support of our stable classical laser business that generates significant recurring revenue at attractive margins. SilverArrow’s recommendations to cut R&D, which SilverArrow now recharacterizes as “increasing R&D efficiency,” and pursue a less disciplined approach to acquisitions will weaken our market position and damage our long-term value creation potential.

We identified fiber as the future of high-power lasers early and we now have one of the broadest product portfolios in the industry. Our high-power fiber laser business is growing faster than the overall industrial laser market, and we believe we are well-positioned to take market share as we continue to build our fiber capability. In fiscal year 2015, we introduced our third-generation fiber technology and showcased our 8 kW fiber laser at the Munich/Germany laser show. In fiscal year 2016, we successfully tested our new 2.5 kW fiber laser that uses only one single fiber laser module, and we believe we are on track to be the first-to-market with this technology this year. As a result of our investments, we generated unit growth in fiscal year 2015 of approximately 75% in high-power fiber lasers, including delivering record high-power fiber laser revenue and units in the fourth quarter (our seasonally strongest quarter). This upward momentum is continuing into 2016 with first quarter of fiscal year 2016 unit sales of our high-power fiber lasers growing by 36% year over year.

We are also driving growth by investing further in ultrashort pulse lasers. We have recently qualified our femtosecond laser for our proprietary, patent-protected filament cutting process technology. This process technology is creating opportunities for complementary growth in our existing markets and opening up new markets and applications for us. In fiscal year 2015, we generated revenue growth of almost 40% in ultrashort pulse lasers, well above the growth rate for the overall industrial laser market; and we have seen a strong increase in orders in the first quarter of fiscal year 2016 in our ultrashort pulse laser business.

3

Continuing to Achieve Enhanced Profitability Targets

ROFIN has successfully expanded its profit margins and we continue to drive cost-efficiency and cost reductions to further enhance profitability. Improved product designs, vertical integration, lean manufacturing and economies of scale from higher volumes in high-power fiber lasers and new products such as ultrashort pulse lasers enabled us to achieve our targeted gross margin of 40% in the fiscal fourth quarter of 2015, up from 37% from the previous year. We see a clear path to achieve an additional 15% to 20% reduction in the cost of manufacturing high-power fiber lasers by the end of fiscal year 2016 on top of the cost savings generated in 2015.

In addition to these savings in manufacturing costs, we initiated a streamlining process in late 2014 to reduce our ongoing operating costs by aligning operations and continuing to consolidate business locations. We forecast this effort will lead to further annual operating cost savings of $5 million in fiscal year 2016 and beyond. We will continue to evaluate and implement further cost saving initiatives to improve margins and increase stockholder returns.

Committed to Balanced Capital Allocation

ROFIN supports the creation of stockholder value through a balanced approach to capital allocation. We have invested significantly in organic growth initiatives and strategic M&A to strengthen our market presence and technological capabilities. We are focused on returning capital to our stockholders as appropriate and in November 2015, the Board authorized a share buyback of up to $50 million of ROFIN’s common stock to be executed in the subsequent 18 months. This is the Company’s fifth announced buyback program over the past nine years, with a total of approximately $220 million of combined repurchases (assuming the entire $50 million currently authorized is completed).

SILVERARROW’S SLATE OF NOMINEES IS UNQUALIFIED TO SERVE ON ROFIN’S BOARD OF DIRECTORS

ROFIN’s independent Nominating Committee uses a thorough process to identify potential directors who will enhance ROFIN’s ability to generate stockholder value. This process generally includes a review of historical experiences, an assessment of skill sets, a review of written responses to questions posed, in-person and telephonic discussions, and extensive background and reference checks. Following a thorough review of SilverArrow’s three nominees, the Nominating Committee determined that two of its nominees – Mr. Limberger and Mr. Kovler – are unsuitable to serve on the ROFIN Board.

Mr. Limberger: History of Value Destruction and Questionable Business Practices

The evaluation of Mr. Limberger uncovered a track record of stockholder value destruction during his short tenures as CEO of both Oerlikon and Von Roll, Mr. Limberger’s two most recent employments prior to his association with SilverArrow. At both companies, Mr. Limberger oversaw debt-fueled acquisition sprees that supported short-term financial gains but destroyed value over the longer term.

4

Mr. Limberger’s tenure as CEO of Von Roll lasted approximately three years (August 2007 – November 2010). Before he left, according to media reports, he lost the confidence of the largest stockholder and the board due to disappointing results and growing questions about several of his initiatives. During Mr. Limberger's tenure as CEO, Von Roll saw a decline in share price of approximately 55%, compared to a decline of approximately 24% for the Switzerland SPI. Von Roll’s stockholders saw the cumulative value of their investment decline by USD 580 million during this time.2 Mr. Limberger's tenure at Von Roll was also characterized by sales declines and significant margin contraction. In the final two years of Mr. Limberger’s tenure in 2009 and 2010, he oversaw a cumulative sales decrease of approximately 22%. In 2010, his final year with the company, Von Roll’s stock fell 23%, significantly more than the overall market. A 2015 retrospective on the troubles of Von Roll in the magazine Bilanz, dubbed Mr. Limberger “Kapitän des Untergangs” (loosely translated as the “Captain of Doom”).

At Oerlikon, Mr. Limberger lasted less than two years as CEO (August 2005 – May 2007) before he left as a result of disputes with Oerlikon’s largest stockholders, according to media coverage. During his tenure, Mr. Limberger drove short-term growth in profits through one-off items, including the sale of securities and real estate, the release of excess restructuring provisions, and the highly leveraged acquisition of the Swiss machinery maker Saurer AG. Not surprisingly, this improvement was short-lived: Oerlikon’s market capitalization decreased by USD 6.8 billion, or 89% over the two years following Mr. Limberger’s tenure as CEO, more than eradicating the short-term boost during his tenure.3

Mr. Limberger's leadership track record is also dogged by reports of misuse of company funds, high turnover of senior executives, excessive executive pay and a Swiss Stock Exchange investigation reportedly into his share dealings. Examples include published reports of management at Oerlikon acquiring three Maserati Quattroporte automobiles (maximum performance: 400 bhp); Mr. Limberger traveling in chartered jets rather than commercial airlines; and Mr. Limberger having negotiated for himself a compensation package worth SFr 25 million (US$21.4 million), and then subsequently handing back 40,000 options to reduce his compensation to SFr 7.7 million amid public outcry. Information on Mr. Limberger ascertained through the Nominating Committee’s background investigations, his refusal — despite multiple requests — to provide or facilitate contact with professional references from either Oerlikon or Von Roll, discussions with Mr. Limberger’s former business associates, and discrepancies in Mr. Limberger’s resume regarding his business achievements were further causes for significant concern and serious doubt by the Nominating Committee about his ability to be an effective Board member.

Mr. Kovler: No Relevant Leadership, Board or Industry Experience

The nominating committee likewise found Mr. Kovler to be unsuitable for the ROFIN Board. Since graduating college in 2001, Mr. Kovler’s only work experience has been two years in the fundraising department of a small not-for-profit entity and, until a few months ago, 12 years working as an

2 Source: FactSet; based on average exchange rates over the time period

3 Source: FactSet; based on average exchange rates over the time period

5

employee at the same proxy solicitation firm that is advising SilverArrow in the current proxy contest. Mr. Kovler’s resume reflects no experience in operations or manufacturing or in serving on a public company board. We are surprised that SilverArrow has nominated such an inexperienced candidate for a public company Board, which we believe is evidence of SilverArrow’s own inexperience in proper corporate governance.

There are also serious doubts about Mr. Kovler’s character and judgment given an adverse public court record dating from 2012 that SilverArrow misleadingly claims resulted from a “traffic infraction.” Mr. Kovler was arraigned on charges for reckless driving under the influence and possession of marijuana, and pleaded guilty to reckless driving under the influence of alcohol; probation for this offense just terminated in December 2015.

SilverArrow: Unproven Investor Not Aligned with the Interests of Long-Term Stockholders

The fact that SilverArrow has nominated candidates who have no history in the specialized industrial laser sector underscores SilverArrow’s lack of experience in actively managing its investments and further undermines SilverArrow’s claim it can increase stockholder value. While SilverArrow has stated that it believes “new directors are needed to help refocus Rofin and add fresh perspectives . . . while implementing a strategic review and focusing on higher growth segments of the market, initiating a sales and marketing restructuring program, an operational excellence program . . . and properly deploying capital”, we do not understand how the SilverArrow nominees, given their lack of experience in the specialized industrial laser industry, have any ability to determine how to do this appropriately. SilverArrow has only operated for five years and has no track record of active public company ownership or of nominating directors to the Boards of U.S. public companies. We believe there is significant risk and uncertainty for ROFIN and our stockholders in ROFIN becoming SilverArrow’s experimental, first active investment.

By pursuing this proxy fight, we believe SilverArrow is acting only in its own short-term interests at the expense of ROFIN’s other stockholders. As described above, Mr. Limberger has a track record of engineering short-term financial performance to the detriment of long-term, sustainable stockholder value. This short-sighted approach is reflected in SilverArrow’s stated plans for ROFIN, such as making additional cuts to R&D spending, which SilverArrow has now recharacterized as “increase R&D efficiency”, to drive a short-term boost to margins, while causing significant disruption to our product development and damaging the Company’s future prospects. The short-term nature of SilverArrow’s outlook and lack of alignment with ROFIN’s other stockholders is further demonstrated by members of the SilverArrow group executing short-term trades in and out of ROFIN stock, and SilverArrow’s refusal to enter into a customary standstill agreement as part of settlement discussions, despite ROFIN making a reasonable offer that would appoint Mr. Rainer to the ROFIN Board.

We strongly assert that SilverArrow’s priorities are self-serving and misaligned with the best interests of ROFIN stockholders. We believe SilverArrow is motivated by its own self-interests as evidenced in its prior identification of two other individuals to serve as SilverArrow’s nominees to the ROFIN Board, both

6

of whom were associated with SilverArrow or Mr. Limberger. We are troubled that during our good faith discussions with SilverArrow, it made the inappropriate assertion that as a major stockholder it was entitled to material non-public company information and to be consulted prior to a change in senior management and failed to provide the requested assurances that the person(s) in charge of trading the SilverArrow account will not be given access to confidential non-public information gained through its Board representation.

SILVERARROW HAS NO CREDIBLE PLAN TO INCREASE STOCKHOLDER VALUE, BEYOND MEASURES THAT HAVE ALREADY BEEN IMPLEMENTED BY ROFIN

SilverArrow has only proposed strategic initiatives that ROFIN had already begun to implement in 2015 or before, or that have been thoroughly analyzed by management but determined not to be in the best interests of our stockholders at this time. We believe that SilverArrow is proposing strategic initiatives that ROFIN has already begun, then trying to take credit for our actions when those strategic initiatives begin to bear fruit. Don’t be fooled by SilverArrow’s transparent effort on this front. SilverArrow’s recommendations are vague with no supporting detail to substantiate claims it could deliver superior outcomes. Furthermore, certain of SilverArrow’s initial recommendations appear to be contradictory, in that it recommended both “focusing on new technology” and implementing “R&D cost reduction,” which they have now recharacterized as “increase R&D efficiency.” Despite several requests for SilverArrow to provide additional information on its plans to increase stockholder value, no response was received.

We believe that SilverArrow is incapable of developing a credible plan for ROFIN because SilverArrow and all three of its director nominees lack any experience in the highly specialized industrial laser industry. SilverArrow continues to make simple errors about financial metrics and market data that demonstrate it has not undertaken robust due diligence in analyzing ROFIN and developing its superficial proposals. For example, SilverArrow initially wrongly stated that ROFIN’s gross margin was 38.7% in fiscal year 2010, when it was in fact 39.3%. SilverArrow also incorrectly sized ROFIN’s addressable fiber laser market as $3.2 billion, when it is estimated by a leading third-party analyst that the total industrial laser market is $3.2 billion (and the fiber laser segment of the industrial laser market in which ROFIN competes is almost half that size at $1.7 billion).4 This mischaracterization of so simple a fact as the market in which ROFIN competes is further evidence of SilverArrow’s and its nominees’ lack of understanding of ROFIN’s business. We question the competency of the SilverArrow nominees and their ability to “help refocus ROFIN and add fresh perspectives.”

ROFIN’S CURRENT BOARD IS BEST QUALIFIED TO INCREASE LONG-TERM STOCKHOLDER VALUE

The Company’s current Board composition provides the right combination of experience, backgrounds, and qualifications to effectively fulfill its responsibilities and increase stockholder value. The ROFIN

4 Source: Strategies Unlimited in Industrial Laser Solutions, January/February 2016 edition

7

Board includes eight highly qualified directors, a majority of whom are independent directors, separate CEO and Chairman roles and a Lead Independent Director. All members of the Nominating, Audit and Compensation Committees are outside, independent directors. The Board is active and engaged, and combines deep industry knowledge with a diversity of professional experiences growing public companies similar to ROFIN for the benefit of stockholders.

The three ROFIN nominees standing for election at the upcoming stockholder meeting are highly valued Board members who have made and continue to make significant contributions to ROFIN and our mission to increase stockholder value.

•	Carl F. Baasel – Director: Mr. Baasel brings more than 45 years of experience in the laser industry to the Board and has a strong understanding of modern laser technology. He has a deep and broad Board experience, serving as a director of the Board of Scanlab AG and Chairman of the Board of Trustees of the Fraunhofer Institute for Laser Technology. Mr. Baasel joined ROFIN’s Board following the Company's acquisition of Carl Baasel Lasertechnik GmbH, which Mr. Baasel founded in 1975. Mr. Baasel holds a Master's Degree in Physics.

•	Daniel J. Smoke – Independent Director: Mr. Smoke has been a member of the Board of Directors since August 2003. Mr. Smoke was CFO for both public and privately held manufacturing companies during a career spanning 40 years. He began his career with Ford Motor Company spending nearly 15 years in the automotive industry with Ford, White Motor Corporation and General Battery Corporation. From 1986 to 1994, Mr. Smoke was at Eagle Industries, Inc. (a diversified manufacturing holding company), where he held both financial and operating management positions including VP Finance and Division President. He was CFO of Bucyrus International, Inc. from 1996 to 1999. From 1999 to 2007, Mr. Smoke operated a consulting business and was CFO for several private equity “portfolio companies” including Marco Wood Products (2004-2005), BR Lee Industries (2005-2006), Truck Bodies and Equipment International (2006-2007), and JAC Products, Inc. (2010-2011). Mr. Smoke has a Bachelor of Arts Degree in Business Administration from Washington State University, a Master of Science Degree in Accounting from California State University, and earned a CPA certificate in 2003.

•	Gary K. Willis – Independent Director: Mr. Willis is an important contributor to the Board because of his extensive laser industry knowledge and experience in managerial and director roles at laser and industrial companies. Mr. Willis served as the President and CEO of Zygo Corporation from 1993 to 1999 and as a director from 1992 to 2000 (as Chairman for the last two years). Mr. Willis rejoined Zygo as a director in June 2009 and continued to serve as a director of the company until it was sold in June 2014. In October 2013, Mr. Willis agreed to become interim President and Chief Executive Officer of Zygo and served in that role until its sale. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis also serves as a Director of Plug Power Corporation and

8

Middlesex Health Services, Inc. Mr. Willis was a Director of Benthos Corporation until 2006. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering.

The Board remains open to adding additional directors with the knowledge, experience, character, judgment and skills that can enhance its ability to deliver value to all stockholders. This is underscored by the appointment of Jenifer Bunis to the Board in December 2015, after being identified as a potential Board candidate in early 2015 and following the Nominating Committee’s extensive director review procedures. In stark contrast to all three of SilverArrow’s nominees, Ms. Bunis has significant experience in the laser industry, with the ability to provide valuable insight as ROFIN executes on our strategic plan to further grow revenues, control costs, and improve gross margin. Ms. Bunis spent 20 years at Synrad, Inc., a well-known designer and manufacturer of laser technology, where she held a variety of positions covering many facets of the business, including sales and marketing, operations and business development. For more than 14 years, she served as Executive Vice President overseeing the production, purchasing and materials management, as well as managing major OEM accounts. Most recently, Ms. Bunis served as Vice President of Business Development for Laser Mechanisms, Inc., where she was responsible for identifying and developing new strategic partners to increase the company’s brand recognition.

COMMITTED TO THE RIGHT GOVERNANCE FRAMEWORK TO SUPPORT LONG-TERM VALUE CREATION

We welcome the input of stockholders and are committed to establishing the most appropriate governance structure to support the creation of long-term stockholder value. We regularly review our corporate governance structure and following discussions with various of our stockholders, we have taken a number of important steps to enhance our governance:

•	In February 2016, the Board amended the Company’s by-laws to implement a majority voting standard and director resignation policy in uncontested elections of directors; and deleted a mandatory age limit for directors that allows for the election of highly qualified candidates without regard to their age.

•	At this year’s Annual Meeting, the Board determined to conduct advisory votes on declassification of the Board and elimination of the supermajority vote requirement. If the proposals are approved, the Board will conduct a binding vote to declassify the Board and eliminate the supermajority vote requirement at the 2017 Annual Meeting.

PROTECT YOUR INVESTMENT AND VOTE THE WHITE PROXY CARD TODAY

ROFIN is at a pivotal moment in our history. Over the last several years we have made significant investments in newer laser technologies, such as high-power fiber lasers, and we are now beginning to see the financial benefits of these investments, both in terms of strengthening growth and improving profitability. ROFIN’s current Board is committed to continuing on this path towards enhanced long-term value creation for ALL stockholders.

9

It is important for you to disregard any material sent to you by SilverArrow and to not vote SilverArrow’s green proxy card. We urge you to protect your investment and vote the WHITE proxy card today FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis, ROFIN’s highly qualified director nominees.

If you have any questions or require assistance in voting your proxy card, please contact our proxy solicitor

Banks, Brokers and Stockholders

Call Toll-Free (800) 509-0976

International Stockholders Please Call: (781) 575-2137

Or Contact via E-mail at:

Rofin@georgeson.com

Sincerely,

Dr. Peter Wirth Chairman of the Board of Directors	Ralph E. Reins Lead Independent Director	Dr. Stephen Fantone Chairman of the Nominating Committee

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY

10

BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Company’s 2016 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance, including guidance relating to revenues and earnings per share; expected operating results, such as revenue growth and earnings; expected seasonal impact; current or future volatility in the exchange rates and future economic conditions; anticipated levels of capital expenditures, including for corporate actions such as share buybacks; expectations of our long-term financial prospects, margin and cash flow expansion; and our strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on our sales and profitability; the ability of our OEM customers to incorporate our laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of our operations is located in non-US countries; the level of competition and our ability of to compete in the

11

markets for our products; our ability to develop new and enhanced products to meet market demand or to adequately utilize our existing technology; third party infringement of our proprietary technology or third party claims against us for the infringement or misappropriation of proprietary rights; the scope of patent protection that we are able to obtain or maintain; competing technologies that are similar to or that serve the same uses as our technology; our ability to efficiently manage the risks associated with our international operations; risks associated with recent changes in our senior management personnel; any adverse impact to us resulting from the announcement or implementation of any one or more of our cost reduction programs; the worldwide economic environment, including specifically but not limited to in Asia; the distraction to management and costs resulting from the proxy contest with SilverArrow; any changes in our board as a result of a proxy contest; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

12

- PRESS RELEASE -

Investor Contacts:		Media Contacts:
Katharina Manok	Bill Fiske / Rajeev Kumar	Mike Pascale / Neil Maitland
ROFIN-SINAR	Georgeson	Abernathy MacGregor
011-49-40-733-63-4256	201-222-4250 / 201-222-4226	212-371-5999
- or –	BFiske@georgeson.com	mmp@abmac.com
734-416-0206	RKumar@georgeson.com	nam@abmac.com

ROFIN-SINAR ISSUES OPEN LETTER TO STOCKHOLDERS

Plymouth, MI / Hamburg, Germany, February 17, 2016 – ROFIN-SINAR Technologies Inc. (NASDAQ: RSTI) (“ROFIN” or “the Company”), one of the world's leading developers and manufacturers of high-performance laser beam sources and laser-based solutions and components, sent the following letter to ROFIN stockholders urging them to protect their investment in ROFIN and vote the WHITE proxy card today FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis, ROFIN’s highly qualified director nominees, at the Company’s upcoming 2016 Annual Meeting of Stockholders on March 17, 2016.

Highlights of the letter include:

•	ROFIN and its Board of Directors have demonstrated a sustained strategic effort to build a strong platform from which to drive future growth and increase value over the long-term to ALL ROFIN stockholders. This includes establishing a broad laser portfolio and leading positions in growing markets, being one of the first movers into newer and higher growth technologies such as fiber lasers and ultrashort pulse lasers, improving manufacturing efficiency and implementing cost reductions, and pursuing a balanced capital allocation that includes significant capital returns to stockholders as well as investment in organic growth initiatives and strategic M&A.

•	ROFIN’s strategy has begun to show results. In fiscal year 2015, earnings per share increased 64% year over year and in the first quarter of fiscal year 2016, earnings per share were up year over year and exceeded guidance, excluding significant non-recurring costs primarily related to the proxy fight.

•	The Company’s current Board composition provides the right combination of experience, backgrounds, and qualifications to effectively fulfill its responsibilities and increase stockholder value. Furthermore, the Board remains open to adding additional directors that can enhance its ability to deliver value to all stockholders, as evidenced by the appointment of Ms. Jenifer Bunis to the Board in December 2015.

•	A dissident stockholder, SilverArrow Capital Advisors, LLP (“SilverArrow”), is pursuing its own short-term interests to the detriment of ROFIN and its other stockholders by waging a costly and distracting proxy fight to replace three highly qualified ROFIN directors with a deficient slate of SilverArrow nominees. SilverArrow is an unproven investor that has no track record of active public company ownership in its short five-year history, and none of its nominees have any experience in the specialized industrial laser industry.

•	ROFIN’s independent Nominating Committee determined that two of SilverArrow’s nominees, Messrs. Thomas Limberger and Jordan Kovler, were unsuitable to be directors of ROFIN. In the case of Mr. Limberger, the review uncovered a track record of stockholder value destruction, as well as reported misuse of company funds, high turnover of senior executives, excessive executive pay and a Swiss Stock Exchange investigation reportedly into his share dealings. In the case of Mr. Kovler, the review found no relevant manufacturing, operational or public company Board experience in the 15 years since Mr. Kovler graduated from college that would enable him to effectively contribute to the ROFIN Board.

•	ROFIN engaged in good faith discussions with SilverArrow over several months in an effort to reach a settlement and avoid a proxy fight. This included offering to appoint one of SilverArrow’s nominees to the ROFIN Board. SilverArrow responded with an unreasonable “take-it-or-leave-it” counteroffer and demanded the resignation of three of ROFIN’s experienced and highly qualified directors and the appointment of all three of SilverArrow’s proposed nominees.

The full text of the letter sent to stockholders with ROFIN’s proxy statement and accompanying proxy card is below:

Dear Fellow ROFIN Stockholders,

Protect your investment in ROFIN

Vote the enclosed WHITE proxy card today

ROFIN-SINAR’s upcoming Annual Meeting of Stockholders on March 17, 2016 will be critical in determining the future of your company. A dissident stockholder, SilverArrow Capital Advisors, LLP (“SilverArrow”), is waging a proxy fight and soliciting votes to replace three of ROFIN’s highly qualified directors with three SilverArrow nominees. Our independent Nominating Committee carefully reviewed the experience and qualifications of SilverArrow’s three nominees and found that two of the nominees, Messrs. Thomas Limberger and Jordan Kovler, were unsuitable to be directors of ROFIN.

In the case of Mr. Limberger, the Committee’s review uncovered a track record of stockholder value destruction during his short tenures as CEO of OC Oerlikon Management AG (“Oerlikon”) and Von Roll Holding AG (“Von Roll”) (Mr. Limberger’s two most recent employments prior to his association with SilverArrow). The review also uncovered reported misuse of company funds, high turnover of senior executives, excessive executive pay and a Swiss Stock Exchange investigation reportedly into his share dealings.

In the case of Mr. Kovler, the review found no relevant manufacturing, operational or public company Board experience in the 15 years since Mr. Kovler graduated from college that would enable him to effectively contribute to the ROFIN Board. We are surprised that SilverArrow would nominate a candidate for the Board with such a lack of qualifications and experience. We believe this reflects SilverArrow’s own inexperience with proper corporate governance standards and its prioritization of its own short-term objectives at the expense of long-term value creation for all stockholders. Our views are further bolstered by SilverArrow’s prior identification of two other individuals to serve as SilverArrow’s nominees to the ROFIN Board, both of whom were associated with SilverArrow or Mr. Limberger (notwithstanding claims for better Board governance and independence).

We engaged in good faith discussions with SilverArrow over several months in an effort to reach a settlement and avoid a costly and distracting proxy fight. This included our offer to appoint one of SilverArrow’s nominees, Mr. Gebhard Rainer, to the ROFIN Board. We were disappointed with SilverArrow’s outright rejection of our good faith settlement offer and SilverArrow’s unreasonable “take-it-or-leave-it” counteroffer, which demanded the resignation of three of ROFIN’s experienced and highly qualified directors and the appointment of all three of SilverArrow’s proposed nominees, even though the ROFIN Nominating Committee unanimously determined that Messrs. Limberger and Kovler lack the necessary skill set and character to serve as effective directors.

We are highly disappointed that SilverArrow is pursuing its own short-term interests through an expensive and self-serving proxy fight to the detriment of ROFIN and its other stockholders. Simply put, SilverArrow does not understand ROFIN’s business, none of its nominees have any experience in the specialized industrial laser industry and it is clear from the track record of SilverArrow’s principals that SilverArrow prioritizes its own short-term financial gain at the expense of long-term stockholder value. Our growth strategy is gaining traction. We remain confident that ROFIN will continue to build on our strong market position across technologies and geographies to drive growth and increase long-term, sustainable stockholder value. It is critical that you vote the enclosed WHITE proxy card today to protect your investment, and disregard any green proxy cards that you receive from SilverArrow.

ROFIN HAS A CLEAR PATH TO INCREASE STOCKHOLDER VALUE AND IS SHOWING STRONGER FINANCIAL PERFORMANCE

ROFIN and our Board of Directors are committed to creating value for ALL ROFIN’s stockholders and have demonstrated a sustained strategic effort to deliver value to stockholders through improved performance, strategic acquisitions, efficiency enhancements, technological innovations and personnel changes, as well as by returning capital to stockholders. While the significant investments we have made to position ROFIN in high-growth, newer technologies have impacted short-term financial results, they have established a strong platform from which to drive future growth and increase value over the long-term. The early signs of strengthening performance are clear: in fiscal year 2015, earnings per share increased 64% year over year and in the first quarter of fiscal year 2016, earnings per share were up year over year and exceeded the guidance range, excluding significant non-recurring costs (primarily related to the proxy contest which ROFIN tried to avoid with a reasonable settlement offer). In addition, we are confident in our prospects for the years ahead despite some substantial near-term headwinds, mainly from uncertainty in China.

Established a Broad Laser Portfolio and Leading Positions in Growing Markets

ROFIN has established a leadership position in the industrial laser market through both meaningful investment in organic growth and strategic acquisitions. These actions position the Company well to create additional value over the long term. The industrial laser market is an attractive and expanding market, which has grown 6.9% in 2015 and is projected to continue to grow.1 Within the industrial laser market, we have one of the broadest portfolios, covering all key laser technologies, due to our Board’s support of early entry into and continued significant investment in the high-power fiber laser and ultrashort pulse laser segments. This is a valuable competitive advantage that underpins our cross-selling and upselling strategies.

We have also built a leading global presence in the industrial laser market, providing access to both established and emerging key markets around the world. In particular, we have critical mass in key growth markets in Asia and North America with more than 30% of our workforce based in those regions, in addition to an extensive network of representatives and agents in Asia, which further increases our market penetration there. While economic uncertainty in China has been a near-term headwind for ROFIN, as it has for other companies in our industry, the Company continues to believe that the Asian market presents an attractive long-term growth opportunity.

Accelerating Growth with High-Power Fiber and Ultrashort Pulse Lasers, Supported by a Stable Base Business

ROFIN is leveraging our strong market position by investing in fiber lasers and ultrashort pulse lasers that have high growth potential. We are successfully managing a significant transition from mature laser technologies to new technologies like ultrashort pulse lasers and disruptive technologies like high-power fiber lasers, while maintaining strong financial performance and a solid balance sheet with no significant bank debt.

We have invested heavily in research and development (R&D) over the past decade, both through internal efforts and through strategic acquisitions to enhance our technology platform. We are now beginning to reap the benefits of this increased investment. We are focused on growing our fiber laser and ultrashort pulse laser businesses with the support of our stable classical laser business that generates significant recurring revenue at attractive margins. SilverArrow’s recommendations to cut R&D, which SilverArrow now recharacterizes as “increasing R&D efficiency,” and pursue a less disciplined approach to acquisitions will weaken our market position and damage our long-term value creation potential.

We identified fiber as the future of high-power lasers early and we now have one of the broadest product portfolios in the industry. Our high-power fiber laser business is growing faster than the overall industrial laser market, and we believe we are well-positioned to take market share as we

[1]	Source: Strategies Unlimited in Industrial Laser Solutions, January/February 2016 edition continue to build our fiber capability. In fiscal year 2015, we introduced our third-generation fiber technology and showcased our 8 kW fiber laser at the Munich/Germany laser show. In fiscal year 2016, we successfully tested our new 2.5 kW fiber laser that uses only one single fiber laser module, and we believe we are on track to be the first-to-market with this technology this year. As a result of our investments, we generated unit growth in fiscal year 2015 of approximately 75% in high-power fiber lasers, including delivering record high-power fiber laser revenue and units in the fourth quarter (our seasonally strongest quarter). This upward momentum is continuing into 2016 with first quarter of fiscal year 2016 unit sales of our high-power fiber lasers growing by 36% year over year.

We are also driving growth by investing further in ultrashort pulse lasers. We have recently qualified our femtosecond laser for our proprietary, patent-protected filament cutting process technology. This process technology is creating opportunities for complementary growth in our existing markets and opening up new markets and applications for us. In fiscal year 2015, we generated revenue growth of almost 40% in ultrashort pulse lasers, well above the growth rate for the overall industrial laser market; and we have seen a strong increase in orders in the first quarter of fiscal year 2016 in our ultrashort pulse laser business.

Continuing to Achieve Enhanced Profitability Targets

ROFIN has successfully expanded its profit margins and we continue to drive cost-efficiency and cost reductions to further enhance profitability. Improved product designs, vertical integration, lean manufacturing and economies of scale from higher volumes in high-power fiber lasers and new products such as ultrashort pulse lasers enabled us to achieve our targeted gross margin of 40% in the fiscal fourth quarter of 2015, up from 37% from the previous year. We see a clear path to achieve an additional 15% to 20% reduction in the cost of manufacturing high-power fiber lasers by the end of fiscal year 2016 on top of the cost savings generated in 2015.

In addition to these savings in manufacturing costs, we initiated a streamlining process in late 2014 to reduce our ongoing operating costs by aligning operations and continuing to consolidate business locations. We forecast this effort will lead to further annual operating cost savings of $5 million in fiscal year 2016 and beyond. We will continue to evaluate and implement further cost saving initiatives to improve margins and increase stockholder returns.

Committed to Balanced Capital Allocation

ROFIN supports the creation of stockholder value through a balanced approach to capital allocation. We have invested significantly in organic growth initiatives and strategic M&A to strengthen our market presence and technological capabilities. We are focused on returning capital to our stockholders as appropriate and in November 2015, the Board authorized a share buyback of up to $50 million of ROFIN’s common stock to be executed in the subsequent 18 months. This is the Company’s fifth announced buyback program over the past nine years, with a total of approximately $220 million of combined repurchases (assuming the entire $50 million currently authorized is completed).

SILVERARROW’S SLATE OF NOMINEES IS UNQUALIFIED TO SERVE ON ROFIN’S BOARD OF DIRECTORS

ROFIN’s independent Nominating Committee uses a thorough process to identify potential directors who will enhance ROFIN’s ability to generate stockholder value. This process generally includes a review of historical experiences, an assessment of skill sets, a review of written responses to questions posed, in-person and telephonic discussions, and extensive background and reference checks. Following a thorough review of SilverArrow’s three nominees, the Nominating Committee determined that two of its nominees – Mr. Limberger and Mr. Kovler – are unsuitable to serve on the ROFIN Board.

Mr. Limberger: History of Value Destruction and Questionable Business Practices

The evaluation of Mr. Limberger uncovered a track record of stockholder value destruction during his short tenures as CEO of both Oerlikon and Von Roll, Mr. Limberger’s two most recent employments prior to his association with SilverArrow. At both companies, Mr. Limberger oversaw debt-fueled acquisition sprees that supported short-term financial gains but destroyed value over the longer term.

Mr. Limberger’s tenure as CEO of Von Roll lasted approximately three years (August 2007 – November 2010). Before he left, according to media reports, he lost the confidence of the largest stockholder and the board due to disappointing results and growing questions about several of his initiatives. During Mr. Limberger's tenure as CEO, Von Roll saw a decline in share price of approximately 55%, compared to a decline of approximately 24% for the Switzerland SPI. Von Roll’s stockholders saw the cumulative value of their investment decline by USD 580 million during this time.2 Mr. Limberger's tenure at Von Roll was also characterized by sales declines and significant margin contraction. In the final two years of Mr. Limberger’s tenure in 2009 and 2010, he oversaw a cumulative sales decrease of approximately 22%. In 2010, his final year with the company, Von Roll’s stock fell 23%, significantly more than the overall market. A 2015 retrospective on the troubles of Von Roll in the magazine Bilanz, dubbed Mr. Limberger “Kapitän des Untergangs” (loosely translated as the “Captain of Doom”).

At Oerlikon, Mr. Limberger lasted less than two years as CEO (August 2005 – May 2007) before he left as a result of disputes with Oerlikon’s largest stockholders, according to media coverage. During his tenure, Mr. Limberger drove short-term growth in profits through one-off items, including the sale of securities and real estate, the release of excess restructuring provisions, and the highly leveraged acquisition of the Swiss machinery maker Saurer AG. Not surprisingly, this improvement was short-lived: Oerlikon’s market capitalization decreased by USD 6.8 billion, or 89% over the two years following Mr. Limberger’s tenure as CEO, more than eradicating the short-term boost during his tenure.3

Mr. Limberger's leadership track record is also dogged by reports of misuse of company funds, high turnover of senior executives, excessive executive pay and a Swiss Stock Exchange

[2]	Source: FactSet; based on average exchange rates over the time period
[3]	Source: FactSet; based on average exchange rates over the time period investigation reportedly into his share dealings. Examples include published reports of management at Oerlikon acquiring three Maserati Quattroporte automobiles (maximum performance: 400 bhp); Mr. Limberger traveling in chartered jets rather than commercial airlines; and Mr. Limberger having negotiated for himself a compensation package worth SFr 25 million (US$21.4 million), and then subsequently handing back 40,000 options to reduce his compensation to SFr 7.7 million amid public outcry. Information on Mr. Limberger ascertained through the Nominating Committee’s background investigations, his refusal — despite multiple requests — to provide or facilitate contact with professional references from either Oerlikon or Von Roll, discussions with Mr. Limberger’s former business associates, and discrepancies in Mr. Limberger’s resume regarding his business achievements were further causes for significant concern and serious doubt by the Nominating Committee about his ability to be an effective Board member.

Mr. Kovler: No Relevant Leadership, Board or Industry Experience

The nominating committee likewise found Mr. Kovler to be unsuitable for the ROFIN Board. Since graduating college in 2001, Mr. Kovler’s only work experience has been two years in the fundraising department of a small not-for-profit entity and, until a few months ago, 12 years working as an employee at the same proxy solicitation firm that is advising SilverArrow in the current proxy contest. Mr. Kovler’s resume reflects no experience in operations or manufacturing or in serving on a public company board. We are surprised that SilverArrow has nominated such an inexperienced candidate for a public company Board, which we believe is evidence of SilverArrow’s own inexperience in proper corporate governance.

There are also serious doubts about Mr. Kovler’s character and judgment given an adverse public court record dating from 2012 that SilverArrow misleadingly claims resulted from a “traffic infraction.” Mr. Kovler was arraigned on charges for reckless driving under the influence and possession of marijuana, and pleaded guilty to reckless driving under the influence of alcohol; probation for this offense just terminated in December 2015.

SilverArrow: Unproven Investor Not Aligned with the Interests of Long-Term Stockholders

The fact that SilverArrow has nominated candidates who have no history in the specialized industrial laser sector underscores SilverArrow’s lack of experience in actively managing its investments and further undermines SilverArrow’s claim it can increase stockholder value. While SilverArrow has stated that it believes “new directors are needed to help refocus Rofin and add fresh perspectives . . . while implementing a strategic review and focusing on higher growth segments of the market, initiating a sales and marketing restructuring program, an operational excellence program . . . and properly deploying capital”, we do not understand how the SilverArrow nominees, given their lack of experience in the specialized industrial laser industry, have any ability to determine how to do this appropriately. SilverArrow has only operated for five years and has no track record of active public company ownership or of nominating directors to the Boards of U.S. public companies. We believe there is significant risk and uncertainty for ROFIN and our stockholders in ROFIN becoming SilverArrow’s experimental, first active investment.

By pursuing this proxy fight, we believe SilverArrow is acting only in its own short-term interests at the expense of ROFIN’s other stockholders. As described above, Mr. Limberger has a track record of engineering short-term financial performance to the detriment of long-term, sustainable stockholder value. This short-sighted approach is reflected in SilverArrow’s stated plans for ROFIN, such as making additional cuts to R&D spending, which SilverArrow has now recharacterized as “increase R&D efficiency”, to drive a short-term boost to margins, while causing significant disruption to our product development and damaging the Company’s future prospects. The short-term nature of SilverArrow’s outlook and lack of alignment with ROFIN’s other stockholders is further demonstrated by members of the SilverArrow group executing short-term trades in and out of ROFIN stock, and SilverArrow’s refusal to enter into a customary standstill agreement as part of settlement discussions, despite ROFIN making a reasonable offer that would appoint Mr. Rainer to the ROFIN Board.

We strongly assert that SilverArrow’s priorities are self-serving and misaligned with the best interests of ROFIN stockholders. We believe SilverArrow is motivated by its own self-interests as evidenced in its prior identification of two other individuals to serve as SilverArrow’s nominees to the ROFIN Board, both of whom were associated with SilverArrow or Mr. Limberger. We are troubled that during our good faith discussions with SilverArrow, it made the inappropriate assertion that as a major stockholder it was entitled to material non-public company information and to be consulted prior to a change in senior management and failed to provide the requested assurances that the person(s) in charge of trading the SilverArrow account will not be given access to confidential non-public information gained through its Board representation.

SILVERARROW HAS NO CREDIBLE PLAN TO INCREASE STOCKHOLDER VALUE, BEYOND MEASURES THAT HAVE ALREADY BEEN IMPLEMENTED BY ROFIN

SilverArrow has only proposed strategic initiatives that ROFIN had already begun to implement in 2015 or before, or that have been thoroughly analyzed by management but determined not to be in the best interests of our stockholders at this time. We believe that SilverArrow is proposing strategic initiatives that ROFIN has already begun, then trying to take credit for our actions when those strategic initiatives begin to bear fruit. Don’t be fooled by SilverArrow’s transparent effort on this front. SilverArrow’s recommendations are vague with no supporting detail to substantiate claims it could deliver superior outcomes. Furthermore, certain of SilverArrow’s initial recommendations appear to be contradictory, in that it recommended both “focusing on new technology” and implementing “R&D cost reduction,” which they have now recharacterized as “increase R&D efficiency.” Despite several requests for SilverArrow to provide additional information on its plans to increase stockholder value, no response was received.

We believe that SilverArrow is incapable of developing a credible plan for ROFIN because SilverArrow and all three of its director nominees lack any experience in the highly specialized industrial laser industry. SilverArrow continues to make simple errors about financial metrics and market data that demonstrate it has not undertaken robust due diligence in analyzing ROFIN and developing its superficial proposals. For example, SilverArrow initially wrongly stated that ROFIN’s gross margin was 38.7% in fiscal year 2010, when it was in fact 39.3%. SilverArrow also incorrectly sized ROFIN’s addressable fiber laser market as $3.2 billion, when it is estimated by a leading third-party analyst that the total industrial laser market is $3.2 billion (and the fiber laser segment of the industrial laser market in which ROFIN competes is almost half that size at $1.7 billion).4 This mischaracterization of so simple a fact as the market in which ROFIN competes is further evidence of SilverArrow’s and its nominees’ lack of understanding of ROFIN’s business. We question the competency of the SilverArrow nominees and their ability to “help refocus ROFIN and add fresh perspectives.”

ROFIN’S CURRENT BOARD IS BEST QUALIFIED TO INCREASE LONG-TERM STOCKHOLDER VALUE

The Company’s current Board composition provides the right combination of experience, backgrounds, and qualifications to effectively fulfill its responsibilities and increase stockholder value. The ROFIN Board includes eight highly qualified directors, a majority of whom are independent directors, separate CEO and Chairman roles and a Lead Independent Director. All members of the Nominating, Audit and Compensation Committees are outside, independent directors. The Board is active and engaged, and combines deep industry knowledge with a diversity of professional experiences growing public companies similar to ROFIN for the benefit of stockholders.

The three ROFIN nominees standing for election at the upcoming stockholder meeting are highly valued Board members who have made and continue to make significant contributions to ROFIN and our mission to increase stockholder value.

•	Carl F. Baasel – Director: Mr. Baasel brings more than 45 years of experience in the laser industry to the Board and has a strong understanding of modern laser technology. He has a deep and broad Board experience, serving as a director of the Board of Scanlab AG and Chairman of the Board of Trustees of the Fraunhofer Institute for Laser Technology. Mr. Baasel joined ROFIN’s Board following the Company's acquisition of Carl Baasel Lasertechnik GmbH, which Mr. Baasel founded in 1975. Mr. Baasel holds a Master's Degree in Physics.

•	Daniel J. Smoke – Independent Director: Mr. Smoke has been a member of the Board of Directors since August 2003. Mr. Smoke was CFO for both public and privately held manufacturing companies during a career spanning 40 years. He began his career with Ford Motor Company spending nearly 15 years in the automotive industry with Ford, White Motor Corporation and General Battery Corporation. From 1986 to 1994, Mr. Smoke was at Eagle Industries, Inc. (a diversified manufacturing holding company), where he held both financial and operating management positions including VP Finance and Division President. He was CFO of Bucyrus International, Inc. from 1996 to 1999. From 1999 to 2007, Mr. Smoke operated a consulting business and was CFO for several

[4]	Source: Strategies Unlimited in Industrial Laser Solutions, January/February 2016 edition private equity “portfolio companies” including Marco Wood Products (2004-2005), BR Lee Industries (2005-2006), Truck Bodies and Equipment International (2006-2007), and JAC Products, Inc. (2010-2011). Mr. Smoke has a Bachelor of Arts Degree in Business Administration from Washington State University, a Master of Science Degree in Accounting from California State University, and earned a CPA certificate in 2003.

•	Gary K. Willis – Independent Director: Mr. Willis is an important contributor to the Board because of his extensive laser industry knowledge and experience in managerial and director roles at laser and industrial companies. Mr. Willis served as the President and CEO of Zygo Corporation from 1993 to 1999 and as a director from 1992 to 2000 (as Chairman for the last two years). Mr. Willis rejoined Zygo as a director in June 2009 and continued to serve as a director of the company until it was sold in June 2014. In October 2013, Mr. Willis agreed to become interim President and Chief Executive Officer of Zygo and served in that role until its sale. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis also serves as a Director of Plug Power Corporation and Middlesex Health Services, Inc. Mr. Willis was a Director of Benthos Corporation until 2006. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering.

The Board remains open to adding additional directors with the knowledge, experience, character, judgment and skills that can enhance its ability to deliver value to all stockholders. This is underscored by the appointment of Jenifer Bunis to the Board in December 2015, after being identified as a potential Board candidate in early 2015 and following the Nominating Committee’s extensive director review procedures. In stark contrast to all three of SilverArrow’s nominees, Ms. Bunis has significant experience in the laser industry, with the ability to provide valuable insight as ROFIN executes on our strategic plan to further grow revenues, control costs, and improve gross margin. Ms. Bunis spent 20 years at Synrad, Inc., a well-known designer and manufacturer of laser technology, where she held a variety of positions covering many facets of the business, including sales and marketing, operations and business development. For more than 14 years, she served as Executive Vice President overseeing the production, purchasing and materials management, as well as managing major OEM accounts. Most recently, Ms. Bunis served as Vice President of Business Development for Laser Mechanisms, Inc., where she was responsible for identifying and developing new strategic partners to increase the company’s brand recognition.

COMMITTED TO THE RIGHT GOVERNANCE FRAMEWORK TO SUPPORT LONG-TERM VALUE CREATION

We welcome the input of stockholders and are committed to establishing the most appropriate governance structure to support the creation of long-term stockholder value. We regularly review our corporate governance structure and following discussions with various of our stockholders, we have taken a number of important steps to enhance our governance:

•	In February 2016, the Board amended the Company’s by-laws to implement a majority voting standard and director resignation policy in uncontested elections of directors; and deleted a mandatory age limit for directors that allows for the election of highly qualified candidates without regard to their age.

•	At this year’s Annual Meeting, the Board determined to conduct advisory votes on declassification of the Board and elimination of the supermajority vote requirement. If the proposals are approved, the Board will conduct a binding vote to declassify the Board and eliminate the supermajority vote requirement at the 2017 Annual Meeting.

PROTECT YOUR INVESTMENT AND VOTE THE WHITE PROXY CARD TODAY

ROFIN is at a pivotal moment in our history. Over the last several years we have made significant investments in newer laser technologies, such as high-power fiber lasers, and we are now beginning to see the financial benefits of these investments, both in terms of strengthening growth and improving profitability. ROFIN’s current Board is committed to continuing on this path towards enhanced long-term value creation for ALL stockholders.

It is important for you to disregard any material sent to you by SilverArrow and to not vote SilverArrow’s green proxy card. We urge you to protect your investment and vote the WHITE proxy card today FOR the re-election of Carl F. Baasel, Daniel J. Smoke and Gary K. Willis, ROFIN’s highly qualified director nominees.

If you have any questions or require assistance in voting your proxy card,

please contact our proxy solicitor

Banks, Brokers and Stockholders

Call Toll-Free (800) 509-0976

International Stockholders Please Call: (781) 575-2137

Or Contact via E-mail at:

Rofin@georgeson.com

Sincerely,

Dr. Peter Wirth Chairman of the Board of Directors	Ralph E. Reins Lead Independent Director	Dr. Stephen Fantone Chairman of the Nominating Committee

About ROFIN

With 40 years of experience, ROFIN-SINAR Technologies is a leading developer, designer and manufacturer of lasers and laser-based system solutions for industrial material processing applications. The Company focuses on developing key innovative technologies and advanced production methods for a wide variety of industrial applications based on a broad scope of technologies. The product portfolio ranges from single laser-beam sources to highly complex systems, covering all of the key laser technologies such as solid-state, fiber, ultrashort pulse and CO2 lasers, as well as diode lasers, and the entire power spectrum, from single-digit watts up to multi-kilowatts, as well as a comprehensive spectrum of wavelengths or pulse durations and an extensive range of laser components. ROFIN-SINAR Technologies has its operational headquarters in Plymouth, Michigan, and Hamburg, Germany, and maintains production facilities in the US, Germany, UK, Sweden, Finland, Switzerland, Singapore and China. ROFIN currently has more than 55,000 laser units installed worldwide and serves more than 4,000 customers. The Company’s shares trade on the NASDAQ Global Select Market under the symbol RSTI and are listed in Germany in the "Prime Standard" segment of the Frankfurt Stock Exchange under ISIN US7750431022. ROFIN is part of the Standard & Poor's SmallCap 600 Index and the Russell 2000 Index. Additional information is available on the Company's home page: www.rofin.com.

Important Additional Information

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders. The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC in connection with the Company’s 2016 Annual Meeting of Stockholders. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015, and our other filings with the SEC. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.rofin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,”

“expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance, including guidance relating to revenues and earnings per share; expected operating results, such as revenue growth and earnings; expected seasonal impact; current or future volatility in the exchange rates and future economic conditions; anticipated levels of capital expenditures, including for corporate actions such as share buybacks; expectations of our long-term financial prospects, margin and cash flow expansion; and our strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on our sales and profitability; the ability of our OEM customers to incorporate our laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of our operations is located in non-US countries; the level of competition and our ability of to compete in the markets for our products; our ability to develop new and enhanced products to meet market demand or to adequately utilize our existing technology; third party infringement of our proprietary technology or third party claims against us for the infringement or misappropriation of proprietary rights; the scope of patent protection that we are able to obtain or maintain; competing technologies that are similar to or that serve the same uses as our technology; our ability to efficiently manage the risks associated with our international operations; risks associated with recent changes in our senior management personnel; any adverse impact to us resulting from the announcement or implementation of any one or more of our cost reduction programs; the worldwide economic environment, including specifically but not limited to in Asia; the distraction to management and costs resulting from the proxy contest with SilverArrow; any changes in our board as a result of a proxy contest; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

# # #

Page 13 of 13